Exhibit 10.1
FIRST AMENDMENT
TO THE MEN’S WEARHOUSE, INC.
2004 LONG-TERM INCENTIVE PLAN
          THIS AGREEMENT by The Men’s Wearhouse, Inc. (the “Sponsor”),
WITNESSETH:
          WHEREAS, the Sponsor maintains the plan known as “The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan” (the “Plan”); and
          WHEREAS, the Sponsor retained the right in Section 13.1 of the Plan toamend the Plan from time to time; and
          WHEREAS, the Board of Directors of the Sponsor approved resolutions on the29th day of March, 2011, to amend the Plan;
          NOW, THEREFORE, the Sponsor agrees that, effective upon the approval of a majority of the shareholders of the Sponsor, Section 4.2 of the Plan is herebyamended in its entirety to read as follows:
     4.2. Dedicated Shares; Maximum Awards. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 4,610,059. The aggregate number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan is 4,610,059. The aggregate number of shares of Stock with respect to which Nonqualified Stock Options may be granted under the Plan is 4,610,059. The aggregate number of shares of Stock with respect to which Stock Appreciation Rights may be granted under the Plan is 4,610,059. The aggregate number of shares of Stock with respect to which Restricted Stock Awards may be granted under the Plan is 2,305,030. The aggregate number of shares of Stock with respect to which Performance Stock Awards may be granted under the Plan is 2,305,030. The maximum number of shares of Stock with respect to which Incentive Stock Options may be granted to an Employee during a Fiscal Year is 300,000. The maximum number of shares of Stock with respect to which Nonqualified Stock Options may be granted to an Employee or Director during a Fiscal Year is 300,000. The maximum number of shares of Stock with respect to which Stock Appreciation Rights may be granted to an Employee or Director during a Fiscal Year is 300,000. The maximum number of shares of Stock with respect to which Restricted Stock Awards may be granted to an Employee or Director during a Fiscal Year is 225,000. The maximum amount with respect to which Deferred Stock Unit Awards may be granted to an Employee or Director during a Fiscal Year may not exceed in value the Fair Market Value of 225,000 shares of Stock determined as of the date of grant. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee or Director during a Fiscal Year is 225,000. The maximum number of shares of Stock with respect to which Performance Unit Awards may be granted to an Employee or Director during a Fiscal Year is 225,000. The maximum number of shares of Stock with respect to which Other Stock-Based Awards may be granted to an Employee during a Fiscal Year is 225,000. The maximum aggregate amount with respect to which Cash-Based Awards may be awarded or credited to an Employee or Director during a Fiscal Year may not exceed in value $3,000,000 determined as of the date of grant. The maximum aggregate amount with respect to which Performance Unit Awards may be awarded or credited to an Employee or Director during a Fiscal Year may not exceed in value $3,000,000 determined as of the date of grant. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.6. The number of shares of Stock stated in this Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article XI; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules.
Approved by the Board of Directors
On March 29, 2011